Exhibit 16.1

7900 Glades Road Suite 540 Boca Raton, Florida 33434 Tel. 561-886-4200 Fax. 561-886-3330 e-mail:info@sherbcpa.com
Offices in New York and Florida
Certified Public Accountants

January 29, 2013

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Sirs:

Oriental Dragon Corporation (the “Company”) provided to us a copy of the Company’s current report on Form 8-K (the “Form 8-K”).  We have read the Company’s statements under Item 4.01 in the Form 8-K, and we agree with such statements contained therein and consent to the inclusion of this letter as Exhibit 16.1 of such Form 8-K.

Sincerely,

/s/ Sherb & Co., LLP